Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the __ day of April, 2014, by and among Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto and the additional investors who become parties to this Agreement as provided below (each an “Investor” and collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the Commission under the Securities Act; and

WHEREAS, the Company desires to issue and sell to the Investors (the “Offering”), and the Investors desire to purchase from the Company units (the “Units”) consisting of shares (the “Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”), and warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”), with a Warrant to purchase one-quarter share of Common Stock being included for every one Share sold in the Offering and included within the Units.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1            Purchase and Sale of Units.

1.1              Issuance and Sale of Units. Subject to the terms and conditions of this Agreement, the Investors severally and not jointly agree to purchase in one or more Closings (as defined below), and the Company agrees to issue and sell to the Investors, the amount of Units set forth opposite each Investor’s name on the Signature Page hereto (sometimes collectively referred to herein as the “Securities”) at a purchase price of Six Dollars, Fifty Cents ($6.50) per Unit, for an aggregate purchase price of Three Million ($3,000,000) Dollars (the “Minimum Amount”), a maximum of up to Five Million ($5,000,000) Dollars and with an over-allotment of up to a maximum of Nine Million ($9,000,000) Dollars (such aggregate purchase price, the “Offering Amount”).  The Closing of the initial purchase and sale of Units to the investors listed on the Schedule of Investors, attached hereto, which shall be for at least the Minimum Amount, will occur at the “Initial Closing.”  After the Initial Closing, the Company may sell at one or more additional closings (each, an “Additional Closing” and together with the Initial Closing, the “Closings”), on the same terms and conditions as those contained in this Agreement, additional Units up to the Offering Amount, to one or more investors (“Additional Investors”), provided that each Additional Purchaser, to the extent not a party hereto, shall become a party to this Agreement as an “Investor” by signing a joinder to this Agreement in form and substance acceptable to the Company (a “Joinder”) and shall become a party to the Registration Rights Agreement, by executing and delivering a joinder as provided therein.

1.2              Payment.  The Investor is enclosing with its delivery of its Signature Page hereto a check payable to, or will promptly make a wire transfer payment in the full amount of the purchase price of the Units being subscribed for (the “Purchase Price”).  Wire instructions are as follows:

Bank Name: Chase Bank
ABA Number: CHASUS33
Name: Victory Electronic Cigarettes Corporation
A/C Number: 195-892-772
FBO: Investor Name
Social Security Number
Address

All payments made by check as provided in this Section 1.2 shall be promptly deposited by the Company or ____________ (in its capacity as the “Placement Agent”).

1.3              Closings.

(a)           Each Closing of the purchase and sale of Units under this Agreement shall be held at the offices of Robinson Brog PC, counsel to the Company, 875 Third Avenue, 9th Floor, New York, New York 10022 (or remotely via the exchange of documents and signatures), on or before April 30, 2014, which period may be extended by the Company and the Placement Agent.

(b)           At each Closing, the Company shall deliver the Units to the Investors against payment of the Purchase Price to the Company as described above, along with delivery by the Investors of an Accredited Investor Certification and Investor Profile to the Placement Agent. The Accredited Investor Certification and Investor Profile are included in the Investor Instructions booklet provided to Investors separately.

(c)           The Initial Closing is expressly conditioned upon the Company receiving subscriptions to the Offering for at least the Minimum Amount.

1.4              Additional Definitions.  For purposes of this Agreement, certain capitalized terms are defined under Appendix A.

2            Representations and Warranties of the Company.   The Company has delivered to each Investor concurrently herewith a Disclosure Schedule (the “Disclosure Schedule”) that corresponds to the section numbers of the following representations and warranties.  The Company hereby represents and warrants to each Investor that:

2.1              Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Section 2.1 of the Disclosure Schedule.  Except as set forth on Section 2.1 of the Disclosure Schedule, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.2              Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.3              Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below).  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.4              No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

2.5              Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to this Agreement and the other Transaction Documents and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state and federal securities laws (collectively, the “Required Approvals”).

2.6              Issuance of the Securities.  The Units, Shares and Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents at each Closing, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares are duly authorized and, upon exercise of the Warrants in accordance with their terms, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents, with the holders of the Warrant Shares being entitled to all rights accorded to a holder of Common Stock.  The Company has reserved from its duly authorized capital stock not less than 100% of the maximum number of Warrant Shares issuable upon exercise of the Warrants.

2.7              Capitalization.  The capitalization of the Company is as set forth in its SEC Filings, with specific reference to the Annual Report on Form 10-K for the year ended December 31, 2013, and filed on March 31, 2014.  Except as set forth in Section 2.7 of the Disclosure Schedule and pursuant to this Agreement no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth in Section 2.7 of the Disclosure Schedule, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except as set forth in Section 2.7 of the Disclosure Schedule or the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders other than the Registration Rights Agreement.

2.8              SEC Documents; Financial Statements.  Since December 31, 2013, the Company has filed when due (including any applicable extensions) all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  Except to the extent that any SEC Document has been revised or superseded by a later-filed SEC Document, as of their respective dates: (i) the SEC Documents complied in all material respects with the requirements of the Exchange Act; (ii) none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect as of the time of filing.  The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (x) as may be otherwise indicated in such financial statements or the notes thereto, or (y) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

2.9              Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included in the SEC Documents, except as specifically disclosed in Section 2.9 of the Disclosure Schedule or a subsequent SEC Document filed prior to the date hereof:  (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  Except for the issuance of the Securities contemplated by this Agreement or as set forth in Section 2.9 of the Disclosure Schedule and the matters to be disclosed pursuant to Section 4.2 , no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made.

2.10              Litigation.  Except as set forth in the SEC Documents or in Section 2.10 of the Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.  Except as set forth in Section 2.10 of the Disclosure Schedule, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty which could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect.

2.11                       Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.12              Dilutive Effect.  The Company understands and acknowledges that the number of Warrant Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

2.13              Conduct of Business; Regulatory Permits. The Company is not in material violation of (a) any term of or in default under its Organizational Documents or (b) any Applicable Laws. The Common Stock is listed or designated for quotation on the Principal Market, trading in the Common Stock has not been suspended by the Commission or the Principal Market and the Company has received neither any written communication nor, to the Company’s knowledge, oral communication from the Commission or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Company’s SEC filings, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.14              Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

2.15              Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.16              Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Offering Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.17              Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports or Section 2.17 of the Disclosure Schedule, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.18              Environmental Laws. To the knowledge of the Company, no facts or circumstances exist which could give rise to any material liabilities with respect to the violation (whether by the Company or any other Person) of any Environmental Laws.

2.19              Certain Fees.  Other than the fees payable to the Placement Agent pursuant to the Placement Agent Agreement as disclosed under Section 8.7, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

2.20              Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

2.21              Acknowledgement Regarding Investors’ Trading Activity.  It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, none of the Investors have been asked by the Company to agree, nor has any Investor agreed with the Company, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Investor, and counterparties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Investor’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction.  The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to a press release one or more Investors may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of Warrant Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.

2.22              Manipulation of Price.  Neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than to the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

2.23              No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

2.24              Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed and could be reasonably likely to have a Material Adverse Effect.

2.25              Internal Accounting and Disclosure Controls. The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

2.26              Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Organizational Documents or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

2.27              No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 , neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

2.28              Solvency.  Based on the consolidated financial condition of the Company as of the date of each Closing, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of the Initial Closing.   Section 2.28 of the Disclosure Schedule sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

2.29              Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

2.30              No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

2.31              Foreign Corrupt Practices.   Neither the Company nor any Subsidiary, to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.32              Accountants.  The Company’s accounting firm is set forth in a Current Report on Form 8-K filed with the SEC on April 2, 2014.  To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

2.33              No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and, except as set forth in Section 2.33 of the Disclosure Schedule, the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

2.34              Acknowledgment Regarding Investors’ Purchase of Securities.  The Company acknowledges and agrees that to its knowledge each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.35              Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan(s) was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

2.36              Office of Foreign Assets Control.  Neither the Company nor any Subsidiary  nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

2.37              U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

2.38              Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.39              Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

2.40              Disclosure.  All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including each of the Transaction Documents and the Disclosure Schedule to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

3            Representations and Warranties of the Investors.   Each of the Investors, severally and not jointly, hereby represents and warrants that:

3.1              Authorization.  Investor (i) if a natural person, represents that Investor has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof and to purchase and hold the Securities the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom Investor is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Investor is a party or by which it is bound.

3.2              Purchase Entirely for Own Account.  The Securities to be purchased by the Investor will be acquired for investment for the Investor’s own account and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Securities.

3.3              Disclosure of Information.  The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Securities.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering of the Securities.  The Investor acknowledges having been referred to the Company’s SEC EDGAR filings and represents that it has reviewed the same.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

3.4              Investment Experience.  Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.5              Accredited Investor.  The Investor meets the requirements of at least one of the suitability standards for an “accredited investor” within the meaning of Rule 501 of Regulation D and as set forth on the Accredited Investor Certification.

3.6              Restricted Securities.  Investor understands that the Securities that it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7              High Risk and Speculative Investment.  Investor recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and the following: (a) the Company requires funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Investor may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; (e) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Common Stock; and (f) that the Common Stock may not successfully become actively traded.  Investor has reviewed the Risk Factors which are set forth in the Annual Report on Form 10-K for the year ended December 31, 2014, and other SEC Documents.

3.8              Use of Proceeds.  Investor acknowledges and understands that the proceeds from the sale of the Securities are expected to be used by the Company for general working capital and operational purposes.

3.9              General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented in any seminar or any other general solicitation or general advertisement.

3.10              Fees.  Other than the fees payable to the Placement Agent as described in Section 8.7 below or the fees set forth on Section 2.19 of the Disclosure Schedule, including the fees due the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or  any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents.   The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.11              Legends.  It is understood that the certificates evidencing the Common Stock will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE " ACT "), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

And that the certificates evidencing the Warrants will bear the following legend:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

3.12              For ERISA plans only.  The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  Investor fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, Investor fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates

3.13              OFAC.

(a)           Investor should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations. Investor represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(b)           To the Investor’s knowledge, none of: (1) Investor; (2) any person controlling or controlled by Investor; (3) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (4) any person for whom Investor is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  Investor agrees to promptly notify the Company and the Placement Agent should Investor become aware of any change in the information set forth in these representations.  Investor understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of Investor, either by prohibiting additional subscriptions from Investor, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Placement Agent may also be required to report such action and to disclose Investor’s identity to OFAC.  Investor further acknowledges that the Company may, by written notice to Investor, suspend the redemption rights, if any, of Investor if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Placement Agent or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(c)           To the Investor’s knowledge, none of: (1) Investor; (2) any person controlling or controlled by Investor; (3) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (4) any person for whom Investor  is  acting  as  agent or  nominee  in connection with this investment is a senior foreign political figure,2   or any immediate family3 member   or close associate4   of a senior foreign political figure, as such terms are defined in the footnotes below.

(d)           If Investor is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, Investor represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

3.14             The Investor, if a corporation, partnership, trust or other form of business entity, (1) is authorized and otherwise duly qualified to purchase and hold the Units, Shares, Warrants, and Warrant Shares, (2) has its principal place of business at its residence address set forth on the Signature Page hereof, (3) has not been formed for the specific purpose of acquiring the Units, Shares, Warrants, and Warrant Shares, and (4) has submitted and executed all documents required pursuant to this Agreement.  In the event that the Investor has been formed for the specific purpose of acquiring the Units, Shares, Warrants, and Warrant Shares, all of the equity owners of the Investor qualify as accredited investors under such other definition of an “accredited investor” under Rule 501 of Regulation D.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

The person executing this Agreement and all other documents related to the offering hereby represents that he is duly authorized to execute and deliver all such documents on behalf of the entity.  IF THE INVESTOR IS ONE OF THE AFOREMENTIONED ENTITIES, IT HEREBY AGREES TO SUPPLY ANY ADDITIONAL WRITTEN INFORMATION THAT MAY BE REQUIRED BY THE COMPANY.

4            Covenants.

4.1              Reporting Status. Until the later of (i) such date as the Investors have sold all Warrant Shares issued to the Investors or (ii) the Warrants no longer remain outstanding, the Company shall timely file with the Commission all Company SEC Documents as are specified in the Securities Act or the Exchange Act and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.  Each SEC Document to be filed by the Company, when filed with the Commission, will comply with all applicable requirements of the Securities Act or the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company to be included in each SEC Document to be filed by the Company will comply as to form, as of the date of its filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Commission) and will fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments, which will not be material, consistent with past practices and consistently applied.

4.2              Disclosure of Transactions and Other Material Information.  The Company shall, on or before 9:30 a.m., New York time, on the Business Day after the date of this Agreement, (x) issue a press release (the “Press Release”) disclosing all the material terms of the transactions contemplated by the Transaction Documents and (y) file a Current Report on Form 8-K (the “8-K Filing”) describing all the material terms of the transactions contemplated by the Transaction Documents in the form and to the extent required by the Exchange Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the form of the Registration Rights Agreement and the form of the Warrants).  From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Investors by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide any Investor with any material, non-public information regarding the Company from and after the issuance of the Press Release without the express prior written consent of such Investor.  Neither the Company nor any Investor shall issue any other press releases or any other public statements with respect to the transactions contemplated hereby; provided , however , the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by Applicable Law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the applicable Investor, the Company shall not disclose the name of such Investor in any filing (other than the 8-K Filing or as otherwise required by Applicable Law), announcement, release or otherwise.

4.3               Form D and Blue Sky.  The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the date of each Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the applicable number of Securities for sale to the Investors at such Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the date of such Closing.  Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Investors.

4.4              Reservation of Shares. From and after the date hereof until the date the Warrants are no longer outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of shares of Common Stock issuable upon exercise of all the Warrants (without regard to any limitations on the exercise of the Warrants set forth therein).

5            Conditions of the Investors’ Obligations at Closings.   The obligations of the Investors under subsection 1.2 of this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions:

5.1              Representations and Warranties.  The representations and warranties of the Company contained in Section 2, as qualified by the Disclosure Schedule (as the same may be updated by the Company prior the applicable Closing), shall be true and correct as of such applicable Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2              Performance.  The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing.

5.3              Suspension of Offering.  No order suspending or enjoining the Offering or sale of the Securities has been issued, and no proceedings for that purpose or a similar purpose have been initiated or are pending, or, to the Company’s knowledge, are contemplated or threatened.

5.4              No Material Adverse Effect.  There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

5.5              Compliance Certificate.  The President or Chief Executive Officer of the Company shall deliver to the Placement Agent on behalf of the Investors, at the applicable Closing, a certificate certifying that the conditions specified in Sections 5.1, 5.2 , 5.3 and 5.4 have been fulfilled.

5.6              Closing Documents. The Company shall have duly executed and delivered to such Investor each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Investor a Warrant (for the appropriate number of Warrant Shares based upon the amount of Units purchased by such Investor hereunder, as set forth on the signature page hereto) being purchased by such Investor at the applicable Closing pursuant to this Agreement.

5.7              Good Standing. The Company shall have delivered to such Investor a certificate evidencing the incorporation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within thirty (30) days of the date of the applicable Closing.

5.8              Minimum Amount.  The Company shall have received subscriptions to the Offering for at least the Minimum Amount.

5.9              Delivery of Securities. The Company shall have delivered the certificates representing the Shares and Warrants to the Investors, as specified in Section 1.

6            Conditions of the Company’s Obligations at Closings.  The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions by the Investors:

6.1              Representations and Warranties.  The representations and warranties of the Investors contained in Section 3 shall be true and correct as of such applicable Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

6.2              Payment of Purchase Price.  The Investors shall have delivered the purchase price specified in Section 1.2.

6.3              Minimum Amount.  The Company shall have received subscriptions to the Offering for at least the Minimum Amount.

7            Indemnification.  The Investors, severally and not jointly, agree to indemnify and hold harmless the Company, the Placement Agent, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Investor of any covenant or agreement made by the Investor herein or in any other document delivered in connection with this Agreement.

The Company agrees to indemnify and hold harmless the Investors and any of Investors’ general partners, employees, officers, directors, members, agents and other representatives from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company herein or in any other document delivered in connection with this Agreement.

8            Miscellaneous.

8.1              Survival of Warranties.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of one year.  The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investors.  The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

8.2              Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities sold hereunder.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3              Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York.  The parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively within the federal courts located in the State of New York or the courts of the State of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of such federal or state court, as the case may be, located within the State of New York in any such suit, action or proceeding.  The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the federal courts located in the State of New York or the courts of the State of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.

8.4              Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, either of which shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) this Agreement with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.5              Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6              Notices.  Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:

If to the Investors to:

The addresses sent forth on the signature pages attached.

If to Company, to:

Victory Electronic Cigarettes Corporation
11335 Apple Drive
Nunica, Michigan 49448
Fax:  (616) XXX-XXX
Tel:  (616) 384-3272
Attention:  Chief Financial Officer

With a copy to:

Robinson Brog Leinwand Green Genovese & Gluck PC
875 3rd Avenue – 9th Floor
New York, NY 10022
Tel: (212) 603-6300
Attention:  David E. Danovitch, Esq.- ded@robinsonbrog.com

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

8.7              Compensation of Placement Agent.  Each Investor acknowledges that it is aware that the Placement Agent will receive from the Company, in consideration of its services as Placement Agent in respect of the transactions contemplated hereby, selling commissions aggregating 10% of the Purchase Price of the Securities sold at each Closing to Investors first introduced to the Company by the Placement Agent, payable in cash (the “Cash Commissions”), and Warrants in an amount equal to 10% of the Purchase Price of the Securities sold at each Closing to Investors first introduced to the Company by the Placement Agent.

8.8              Transaction Expenses; Enforcement of Transaction Documents.  The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.  If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

8.9              Amendments and Waivers.  This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Common Stock Requisite Holders (as defined below).  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 8.9 shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding each future holder of all such Securities, and the Company. For purposes hereof, “Common Stock Requisite Holder(s)” shall mean holders of Common Stock representing at least 66% of the then outstanding number of shares of Common Stock held by the Investors.

8.10              Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11              Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

8.12              Independent Nature of Investors.  The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

VICTORY ELECTRONIC CIGARETTES CORPORATION, a Nevada corporation

By: __________________
Name:
Title:

SIGNATURE PAGE

By execution and delivery of this signature page, you hereby: (i) agree to become (A) an Investor, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”), by and among Victory Electronic Cigarettes Corporation, a Nevada corporation (the “Company”), and the Investors (as defined in the Purchase Agreement), and (B) a Holder, as defined in that certain Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company and the Holders (as defined in the Registration Rights Agreement), and, in the case of the Purchase Agreement and Registration Rights Agreement, are each dated as of April 29, 2014, (ii) acknowledge that you have read the entire Purchase Agreement, the entire Registration Rights Agreement and reviewed the Company’s SEC Filings referenced in the Purchase Agreement and that you agree to be bound by each of the Purchase Agreement and the Registration Rights Agreement; and (iii) acknowledge that you have reviewed the representations in Section 3 of the Purchase Agreement entitled “Representations and Warranties of the Investors,” and represent that the statements contained in Section 3 of the Purchase Agreement are complete and accurate with respect to the undersigned as an Investor.

INVESTOR/HOLDER:

Print Name: ________________________________

Signature:__________________________________

Print Name (if joint investment) :___________________

Signature:__________________________________

Title (if entity) _______________________________

Telephone No. ______________________________

E-mail Address: _____________________________

Social Security # or Fed ID #___________________

___________________________________________
Street Address
___________________________________________
Street Address – 2nd line
___________________________________________
City, State, Zip

NUMBER OF UNITS PURCHASED: ___________ AGGREGATE PURCHASE PRICE ($6.50 PER UNIT): $_______________________ Date: _____________________________________

SCHEDULE OF INVESTORS

APPENDIX A

Additional Definitions

For purposes of this Agreement, the following additional capitalized terms shall have the respective definitions set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority and all common law duties, (ii) Consents of any Governmental Authority and (iii) orders, writs, decisions, rulings, judgments or decrees of any Governmental Authority binding upon, or applicable to, the Company or Investor, as the case may be.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Consents” means all consents, approvals, authorizations, waivers, permits, grants, franchises, licenses, findings of suitability, exemptions or orders of, or any registrations, certificates, qualifications, declarations or filings with, or any notices to, any Governmental Authority or other Person.

“Eligible Market” means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, or OTCQX.

“Environmental Laws” means all Applicable Laws relating to Hazardous Materials or the protection of human health or safety or the environment, including all requirements pertaining to reporting, permitting, investigating or remediating Releases or threatened Releases of Hazardous Materials into the environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” means U.S. generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, all as in effect on the date in question, applied on a basis consistent with prior periods.

“Governmental Authority” means any nation or government, and any state or political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including the Commission and any court, tribunal or arbitrator(s) of competent jurisdiction, and any other stock exchange or self-regulatory organization, including the OTC Bulletin Board, OTC Markets Inc. and the Pink OTC Markets, Inc.).

“Hazardous Materials” means any substance (i) which is regulated or governed under any Environmental Laws; (ii) that is defined or becomes defined as a “hazardous waste” or “hazardous substance” under any Environmental Laws;  (iii) that is otherwise, to the extent not included in clause (i) or (ii)  above, toxic, explosive, corrosive, inflammable, infectious, radioactive, carcinogenic or mutagenic; or (iv) that contains gasoline or other petroleum hydrocarbons, polychlorinated biphenyls or asbestos.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Organizational Documents” means, collectively, with respect to any Person that is an entity, the articles of incorporation, certificate of incorporation, certificate of formation, articles of organization, bylaws, limited liability company agreement, operating agreement, partnership agreement and similar organizational documents of such Person, as applicable.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means the Eligible Market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date of this Agreement and the date of each Closing, shall be the OTC Bulletin Board.

“Real Property” means any real property or facility currently or formerly owned, operated, leased or occupied by the Company.

“Release” means any release (whether threatened or actual), migration, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, seeping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Laws.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 30, 2014, by and among the Company and the Investors.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Section 2.1   of the Disclosure Schedule and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQX, OTCQB or OTC Pink (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, and the Registration Rights Agreement, together with all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.